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                                                                   EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Post-Effective Amendment No. 1 to Form S-1 (File No. 333-76911) of our report dated September 8, 1999, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated February 15, 2000, on our audit of the balance sheet of Mewbourne Energy Partners 00-A, L.P., both of which appear in this Post-Effective Amendment No. 1 to Form S-1. We also consent to the reference to our firm under the caption "Experts" in such Post-Effective Amendment No. 1 to Form S-1 .


Dallas, Texas
March 8, 2000

                                           /s/ PricewaterhouseCoopers LLP